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                                                                       EXHIBIT 4


                    (FORM OF STOCK CERTIFICATE - FRONT SIDE)

NUMBER                                                                    SHARES

                                                                     CUSIP

                              BANKNORTH GROUP, INC.
                INCORPORATED UNDER THE LAWS OF THE STATE OF MAINE


This is to certify that _____________________________ is the owner of _________________ fully paid and non-assessable shares of common stock, $.01 par value per share, of Banknorth Group, Inc.

Transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to the provisions of the Articles of Incorporation and the Bylaws of the Corporation as amended from time to time to which the holder by acceptance hereby assents. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

----------------------------------                ------------------------------
Carol L. Mitchell                                 William J. Ryan
Executive Vice President, Secretary and Clerk     Chairman, President and Chief
                                                  Executive Officer


                                     (SEAL)
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                     (FORM OF STOCK CERTIFICATE - BACK SIDE)

                              BANKNORTH GROUP, INC.

         The Corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, with respect to the issuance of any preferred stock to be issued in series, the relative rights and preferences between the shares of each series so far as the rights and preferences have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - .................... Custodian ....................
                           (Cust)                    (Minor)
                      Gifts to Minors Act ...................
                                              (State)

         Additional abbreviations may also be used though not in the above list.

         For value received, ________________________________________________
hereby sell, assign and transfer unto _______________________________________,
Shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint __________________, Attorney, to transfer the said stock on the books of the within-name Corporation with full power of substitution in the premises.

         Dated
              ---------------------

                                         --------------------------------------



Signature(s) Guaranteed
                        --------------------------------------------------------

         This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Amended and Restated Rights Agreement between Banknorth Group, Inc. (the "Company") and American Stock Transfer & Trust Company (the "Rights Agent"), dated as of September 12, 1989 and amended and restated as of July 27, 1999 (as it may be amended from time to time, the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.